EXHIBIT 10.5


                            ADMINISTRATIVE AGREEMENT

     THIS ADMINISTRATIVE AGREEMENT (the "Agreement") dated effective as of this 15th day of May, 1998, by and between EFS Inc., an Indiana corporation (" the Administrator"), and EMT Corp., an Indiana corporation ("Issuer"):

                                   WITNESSETH:

     WHEREAS, Issuer is engaged in the business of acquiring certain student loans and in connection with those activities, buys and sells such student loans and enters into financing transactions to enable it to fund its operations.

     WHEREAS, Administrator has personnel and expertise which would be of assistance to Issuer with respect to the administration, financial and data processing activities of the Issuer.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined herein are defined in the certain Trust Agreement (the "Trust Agreement") dated as of May, 15 1998 by and between the Issuer and NBD BANK N.A., as trustee (the "Trustee").

2. EMPLOYMENT.

     (a) The Issuer hereby employs Administrator to provide certain administrative services for Issuer, as described below in Section 3 of this Agreement, and Administrator hereby accepts such employment.

     (b) In the performance of its duties under this Agreement, Administrator shall occupy the position of an independent contractor with respect to Issuer. Nothing contained herein shall be construed as making the parties hereto partners or joint venturers. Administrator shall not gain any ownership or interest in the assets of the Issuer by virtue of the services to be provided to Issuer under this Agreement.

3. SERVICES AND ALLOCATION OF EXPENSES.

     During the term of this Agreement Administrator shall:

     (a) provide Issuer with advice and assistance concerning Issuer's compliance with applicable federal and state regulations regarding its operations.

     (b) perform all of the duties required of the Administrator under the Trust Agreement.

     (c) provide accounting, tax and financial reporting services to the Issuer including but not limited to keeping of Issuer financial books and records, and preparation of monthly, quarterly and year-end financial statements, in accordance with generally accepted accounting principles.

     (d) prepare other financial reports as Issuer may require from time to time.


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     (e) provide such other reasonable services and support to Issuer as Issuer may request from time to time.

     (f) provide office space for the conduct of day-to-day operations of the Issuer, the cost of which is included in the fee cited in 6. Compensation of Administrator, in lieu of a separate sublease agreement between Issuer and Administrator.

4. RESTRICTIONS AND LIMITATIONS.

     Notwithstanding anything to the contrary contained in this Agreement, Administrator shall not be required to do and shall not cause to be done any act which is illegal or unethical or any act which may not be commenced because of acts of God, strikes, governmental regulations, or laws, acts of war or other events beyond Administrator's control.

5. Duties of Issuer.

     Issuer hereby agrees to cooperate with Administrator in the performance of its duties under this Agreement and to that end, Issuer shall give Administrator access to all files, books and records of Issuer, and to execute all documents and instruments necessary or advisable to enable Administrator to fulfill its duties under this Agreement.

6. COMPENSATION OF ADMINISTRATOR.

     In compensation for the personnel and administrative services and office facilities provided by Administrator hereunder, Issuer shall pay to Administrator a monthly administrative services fee equal to the fair value of such services but not to exceed $85,000 per month. Fees not paid by the Issuer within ten (10) days of receipt of the invoice shall be subject to a late fee of
1.5 % per month of the amount past due.

7. TERM AND TERMINATION.

     The term of this Agreement shall commence on the date hereof, and continue until terminated as provided herein.

     Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party or in the event of the bankruptcy or insolvency of the other party.

8. REPRESENTATIONS OF ADMINISTRATOR.

     The Administrator makes the following representations on which the Issuer is deemed to have relied. The representations speak to the execution and delivery of this Agreement.

     (a) ORGANIZATION. The Administrator is duly incorporated and validly existing as a corporation under the laws of the State of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

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     (b) DUE QUALIFICATION. The Administrator is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business shall require such qualifications.

     (c) POWER AND AUTHORITY. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Administrator by all necessary corporate action.

     (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

     (e) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery of this Agreement, have been duly obtained, effected or given and are in full force and effect.

9. ASSIGNMENT.

     The parties covenant and agree that the Issuer shall assign and pledge its right, title and interest under this Agreement to the Trustee pursuant to the Trust Agreement and the Pledge Agreement. This Agreement shall be assignable by the Administrator with the approval of the Issuer and the Trustee.

10.  HEADINGS.

     The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

11. GOVERNING LAW.

     The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of Indiana.

12. NOTICES.

     All demands, notices and communications to any party under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt by the recipient.

13. SEVERABILITY.

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     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. SUCCESSORS.

     This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

15. ARBITRATION.

     Upon the request of either party, any dispute which arises between the parties concerning or relating to this Agreement or activities pursuant to this Agreement shall be submitted to binding arbitration for resolution. The arbitration shall be conducted in accordance with and under the auspices of the American Arbitration Association ("AAA") by an arbitrator selected by the AAA. The decision of the arbitrator shall be final and shall be enforceable in a court of competent jurisdiction. The arbitrator may in its decision designate which costs are to be born by which parties and may award attorney fees to the prevailing party.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EFS, Inc.



By:/s/ John  F. Wieczorek
   ---------------------------------
     John  F. Wieczorek
     President and CEO


EMT Corp.


By:/s/ Garrett A. Varner
   ---------------------------------
      Garrett A. Varner
      Treasurer

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